Exhibit 99.1

Everbridge Announces Second Quarter 2017 Financial Results

Second Quarter 2017 Revenue Increased 35% Year-over-Year

Burlington, Mass – August 3, 2017 – Everbridge, Inc. (NASDAQ: EVBG), a global software company that provides critical event management and enterprise safety applications to help keep people safe and businesses running, today announced its financial results for the second quarter ended June 30, 2017.

“We delivered strong results in the second quarter with revenue and adjusted EBITDA that both exceeded the high end of our guidance ranges,” said Jaime Ellertson, Chief Executive Officer and Chairman of Everbridge. “Our success in the quarter was driven by continued demand for our core mass notification products, and increasingly by our newer products which are creating additional entry points at prospective customers and cross selling opportunities at existing customers. Our expanding product platform is also driving an increasing number of larger multi-product sales.”

Ellertson continued, “Our vision for Critical Event Management is generating a strong reception from customers as it provides an end-to-end view of threats, operational impact and response management. We believe the growing demand for our critical event management and enterprise safety solutions is driving further business momentum and strengthening our position in the marketplace. As such, in our view we remain well positioned to penetrate this large market opportunity.”

Second Quarter 2017 Financial Highlights

•	Total revenue was $25.0 million, an increase of 35% compared to $18.6 million for the second quarter of 2016.

•	GAAP operating loss was $(3.5) million, compared to a GAAP operating loss of $(2.6) million for the second quarter of 2016.

•	Non-GAAP operating loss was $(1.6) million, compared to non-GAAP operating loss of $(1.0) million for the second quarter of 2016. Non-GAAP operating loss excludes stock-based compensation and amortization of intangible assets related to acquisitions.

•	GAAP net loss was $(3.4) million, compared to $(2.8) million for the second quarter of 2016. GAAP net loss per share was $(0.12), based on 27.9 million basic and diluted weighted average common shares outstanding, compared to $(0.23) for the second quarter of 2016, based on 12.3 million basic and diluted weighted average common shares outstanding.

•	Non-GAAP net loss was $(1.5) million, compared to $(1.3) million for the second quarter of 2016. Non-GAAP net loss per share was $(0.05), based on 27.9 million basic and diluted weighted average common shares outstanding, compared to $(0.10) for the second quarter of 2016, based on 12.3 million basic and diluted weighted average common shares outstanding. Non-GAAP net loss excludes stock-based compensation and amortization of intangible assets related to acquisitions.

•	Adjusted EBITDA was $(0.1) million, compared to $0.1 million for the second quarter of 2016. Adjusted EBITDA represents net loss or income before interest income and interest expense, income tax expense and benefit, depreciation and amortization expense and stock-based compensation expense.

•	Cash flow from operations was $(3.8) million, compared to $(3.1) million for the second quarter of 2016.

•	Free cash flow was $(5.7) million, compared to $(4.7) million for the second quarter of 2016. Free cash flow is cash flow from operations, less cash used for capital expenditures and additions to capitalized software development costs.

Recent Business Highlights

•	Ended the quarter with 3,441 global customers, up from 2,981 at the end of the second quarter of 2016.

•	Announced that Pharmavite, a leader in the wellness industry, selected Everbridge’s Safety Connection™ solution to improve their ability to locate and communicate with lone workers, contractors, visitors, mobile and remote employees during critical business incidents and emergencies.

•	Selected by Tuscaloosa, AL, to launch TuscALERT, the Tuscaloosa-area’s local alert system, building on Everbridge’s strong presence in the State of Alabama. The Everbridge critical event management platform will help unite the activities of first responders across city and county lines in the Tuscaloosa area in order to improve emergency coordination and preparation, as well as engagement with residents and visitors.

•	NVIDIA selected Everbridge’s Safety Connection™ to improve its ability to locate and communicate with employees, contractors and visitors during critical business incidents and emergencies. NVIDIA will also leverage the powerful integration between International SOS’ TravelTracker and Everbridge’s platform to communicate key messages to traveling employees and executives during international incidents and risks.

•	Appointed Robert Hughes, formerly President of Worldwide Operations at Akamai Technologies, to the newly created position of President, and Javier Colado, formerly President of EMEA Operations at Intralinks, as Senior Vice President, International Sales.

Business Outlook

Based on information available as of today, Everbridge is issuing guidance for the third quarter and full year 2017 as indicated below.

	Third Quarter 2017			Full Year 2017
Total Revenue	$26.3	to	$26.5	$102.3	to	$102.7
GAAP net income/(loss)	$(6.6)		$(6.4)	$(21.9)		$(21.4)
GAAP net income/(loss) per share	$(0.24)		$(0.23)	$(0.79)		$(0.77)
Non-GAAP net income/(loss)	$(1.8)		$(1.6)	$(8.1)		$(7.6)
Non-GAAP net income/(loss) per share	$(0.07)		$(0.06)	$(0.29)		$(0.27)
Basic and diluted weighted average shares outstanding	28.0		28.0	27.9		27.9
Adjusted EBITDA	$(0.3)		$(0.1)	$(1.8)		$(1.3)

(All figures in millions, except per share)

Conference Call Information

What:	Everbridge Second Quarter 2017 Financial Results Conference Call

When:	Thursday, August 3, 2017

Time:	4:30 p.m. ET

Live Call:	(844) 413-0949, domestic

(216) 562-0459, international

Replay:	(855) 859-2056, passcode 55241084, domestic

(404) 537-3406, passcode 55241084, international

Webcast (live & replay):	http://ir.everbridge.com/phoenix.zhtml?c=254229&p=irol-calendar

About Everbridge, Inc.

Everbridge, Inc. (NASDAQ: EVBG) is a global software company that provides enterprise software applications that automate and accelerate an organization’s operational response to critical events in order to keep people safe and businesses running. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events such as IT outages or cyber-attack incidents, over 3,400 global customers rely on the company’s SaaS-based platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes, and track progress on executing response plans. The company’s platform sent over 1.5 billion messages in 2016, and offers the ability to reach over 200 countries and territories with secure delivery to more than 100 different communication devices. The company’s critical event management and enterprise safety applications include Mass Notification, Incident Management, IT Alerting, Safety Connection™, Community Engagement®, Visual Command Center®, Crisis Commander® and CareConverge™, and are easy-to-use and deploy, secure, highly scalable and reliable. Everbridge serves 8 of the 10 largest U.S. cities, 8 of the 10 largest U.S.-based investment banks, all four of the largest global accounting firms, all 25 of the 25 busiest North American airports and 6 of the 10 largest global automakers. Everbridge is based in Boston and Los Angeles with additional offices in San Francisco, Lansing, Beijing, London and Stockholm. For more information, visit www.everbridge.com, read the company blog, and follow on Twitter and Facebook.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP operating expenses, non-GAAP operating income/(loss), non-GAAP net income/(loss), non-GAAP net income/(loss) per share, adjusted EBITDA, and free cash flow.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Everbridge’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to,

statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and extend the markets in which we compete for customers, and our expected financial results for the second quarter of 2017 and the full fiscal year 2017. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; our ability to successfully integrate businesses and assets that we have acquired or may acquire in the future; developments in the markets for critical event management and targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 23, 2017. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Media Contact:

Jeff Benanto

Everbridge

jeff.benanto@everbridge.com

781-373-9879

Investor Contact:

Garo Toomajanian

ICR

ir@everbridge.com

818-230-9712

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2017	December 31, 2016
Current assets:
Cash and cash equivalents	$32,833	$60,765
Restricted cash	294	—
Short-term investments	12,435	—
Accounts receivable, net	21,876	17,812
Prepaid expenses	3,056	1,770
Other current assets	2,778	2,536

Total current assets	73,272	82,883
Property and equipment, net	2,924	2,923
Capitalized software development costs, net	9,290	8,792
Goodwill	31,052	9,676
Intangible assets, net	10,288	3,940
Other assets	232	108

Total assets	$127,058	$108,322

Current liabilities:
Accounts payable	$3,175	$2,434
Accrued payroll and employee related liabilities	8,015	7,456
Accrued expenses	2,502	1,957
Deferred revenue	58,039	51,388
Contingent liabilities	5,440	—
Other current liabilities	489	548

Total current liabilities	77,660	63,783
Long-term liabilities:
Deferred revenue, noncurrent	1,523	1,246
Deferred tax liabilities	574	494
Other long term liabilities	554	447

Total liabilities	$80,311	$65,970

Stockholders’ equity:
Common stock	28	27
Additional paid-in capital	146,153	132,246
Accumulated deficit	(99,257)	(89,618)
Accumulated other comprehensive loss	(177)	(303)

Total stockholders’ equity	46,747	42,352

Total liabilities and stockholders’ equity	$127,058	$108,322

Consolidated Statements of Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue	$25,021	$18,565	$47,865	$35,634
Cost of revenue	7,239	5,676	14,893	11,151

Gross profit	17,782	12,889	32,972	24,483
	71.07%	69.43%	68.89%	68.71%
Operating expenses:
Sales and marketing	11,057	8,849	21,963	17,054
Research and development	5,179	3,463	10,456	6,643
General and administrative	5,065	3,128	10,265	6,586

Total operating expenses	21,301	15,440	42,684	30,283

Operating loss	(3,519)	(2,551)	(9,712)	(5,800)

Other income (expense):
Interest and investment income	77	—	128	—
Interest expense	(2)	(174)	(3)	(311)
Other income (expense), net	(6)	(34)	(38)	(28)

Total other income (expense), net	69	(208)	87	(339)

Loss before income taxes	(3,450)	(2,759)	(9,625)	(6,139)
Income taxes, net	13	(45)	(14)	110

Net loss	$(3,437)	$(2,804)	$(9,639)	$(6,029)

Net loss per share attributable to common stockholders:
Basic	$(0.12)	$(0.23)	$(0.35)	$(0.49)
Diluted	$(0.12)	$(0.23)	$(0.35)	$(0.49)

Weighted-average common shares outstanding:
Basic	27,877,346	12,300,951	27,526,038	12,287,064
Diluted	27,877,346	12,300,951	27,526,038	12,287,064

Other comprehensive income (loss):
Foreign currency translation adjustment, net of tax	85	(107)	126	(366)

Total comprehensive loss	$(3,352)	$(2,911)	$(9,513)	$(6,395)

Stock-based compensation expense included in the above: (in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Cost of revenue	$60	$44	$125	$89
Sales and marketing	282	175	559	292
Research and development	176	91	322	176
General and administrative	583	425	1,063	849

Total stock-based compensation	$1,101	$735	$2,069	$1,406

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net loss	$(3,437)	$(2,804)	$(9,639)	$(6,029)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,295	1,908	5,228	3,701
Loss on disposal of assets	—	74	—	74
Non-cash investment income	(8)	—	(8)	—
Deferred income taxes	41	(224)	41	(224)
Non-cash interest expense on line of credit and term loan	—	5	—	10
Provision for doubtful accounts and sales return reserve	209	—	289	87
Stock-based compensation	1,089	721	2,044	1,378
Increase (decrease) in operating assets and liabilities:
Accounts receivable, net	(7,170)	(3,018)	(2,893)	(1,601)
Prepaid expenses	27	59	(1,044)	(756)
Other assets	(309)	(12)	29	(1,214)
Accounts payable	(426)	(655)	(430)	(66)
Accrued payroll and employee related liabilities	(388)	(1,001)	500	263
Accrued expenses	199	(375)	293	(373)
Deferred revenue	3,684	2,227	2,868	3,053
Other liabilities	376	8	363	6

Net cash used in operating activities	(3,818)	(3,087)	(2,359)	(1,691)

Cash flows from investing activities:
Capital expenditures	(282)	(143)	(505)	(346)
Proceeds from sale of leaseback transaction	395	—	395	—
Payments for acquisition of business, net of acquired cash	—	—	(21,235)	—
Additions to capitalized software development costs	(1,557)	(1,428)	(3,044)	(3,040)
Change in restricted cash	(294)	—	(294)	—
Purchase of investments	(12,427)	—	(12,427)	—

Net cash used in investing activities	(14,165)	(1,571)	(37,110)	(3,386)

Cash flows from financing activities:
Proceeds from line of credit	—	2,500	—	9,500
Payments on line of credit	—	(2,000)	—	(9,000)
Principal payments on capital leases	—	(26)	—	(58)
Proceeds from follow-on offering, net	10,444	—	10,444	—
Payments of public offering costs	(431)	(2)	(729)	(1,101)
Payment on note payable	—	—	—	(2,018)
Proceeds from employee stock purchase plan	—	—	854	—
Proceeds from option exercises	1,103	127	1,115	185

Net cash provided by (used in) financing activities	11,116	599	11,684	(2,492)

Effect of exchange rates on cash and cash equivalents	21	7	(147)	39

Net decrease in cash and cash equivalents	(6,846)	(4,052)	(27,932)	(7,530)

Cash and cash equivalents, beginning of period	39,679	5,100	60,765	8,578

Cash and cash equivalents, end of period	$32,833	$1,048	$32,833	$1,048

Reconciliation of GAAP measures to non-GAAP measures

(in thousands, except share and per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Cost of revenue	$7,239	$5,676	$14,893	$11,151
Amortization of acquired intangibles	(291)	(568)	(1,032)	(1,185)
Stock-based compensation	(60)	(44)	(125)	(89)

Non-GAAP cost of revenue	6,888	5,064	13,736	9,877

Gross profit	17,782	12,889	32,972	24,483
Amortization of acquired intangibles	291	568	1,032	1,185
Stock-based compensation	60	44	125	89

Non-GAAP gross profit	18,133	13,501	34,129	25,757
Non-GAAP gross margin	72.47%	72.72%	71.30%	72.28%

Sales and marketing	11,057	8,849	21,963	17,054
Stock-based compensation	(282)	(175)	(559)	(292)

Non-GAAP sales and marketing	10,775	8,674	21,404	16,762
Research and development	5,179	3,463	10,456	6,643
Stock-based compensation	(176)	(91)	(322)	(176)

Non-GAAP research and development	5,003	3,372	10,134	6,467

General and administrative	5,065	3,128	10,265	6,586
Amortization of acquired intangibles	(554)	(239)	(1,002)	(477)
Stock-based compensation	(583)	(425)	(1,063)	(849)

Non-GAAP general and administrative	3,928	2,464	8,200	5,260

Total operating expenses	21,301	15,440	42,684	30,283
Amortization of acquired intangibles	(554)	(239)	(1,002)	(477)
Stock-based compensation	(1,041)	(691)	(1,944)	(1,317)

Non-GAAP operating expenses	$19,706	$14,510	$39,738	$28,489

Operating loss	$(3,519)	$(2,551)	$(9,712)	$(5,800)
Amortization of acquired intangibles	845	807	2,034	1,662
Stock-based compensation	1,101	735	2,069	1,406

Non-GAAP operating loss	$(1,573)	$(1,009)	$(5,609)	$(2,732)

Net loss	$(3,437)	$(2,804)	$(9,639)	$(6,029)
Amortization of acquired intangibles	845	807	2,034	1,662
Stock-based compensation	1,101	735	2,069	1,406

Non-GAAP net loss	$(1,491)	$(1,262)	$(5,536)	$(2,961)

Weighted average common shares outstanding, basic and diluted	27,877,346	12,300,951	27,526,038	12,287,064

Non-GAAP net loss per share	$(0.05)	$(0.10)	$(0.20)	$(0.24)

Net loss	$(3,437)	$(2,804)	$(9,639)	$(6,029)
Interest (income) expense, net	(75)	174	(125)	311
Income taxes, net	(13)	45	14	(110)
Depreciation and amortization	2,295	1,908	5,228	3,701

EBITDA	(1,230)	(677)	(4,522)	(2,127)
Stock-based compensation	1,101	735	2,069	1,406

Adjusted EBITDA	$(129)	$58	$(2,453)	$(721)

Net cash used in operating activities	$(3,818)	$(3,087)	$(2,359)	$(1,691)
Capital expenditures	(282)	(143)	(505)	(346)
Additions to capitalized software development costs	(1,557)	(1,428)	(3,044)	(3,040)

Free cash flow	$(5,657)	$(4,658)	$(5,908)	$(5,077)

(Continued) Reconciliation of GAAP measures to non-GAAP measures

(in millions, except share and per share data)

(unaudited)

Business outlook:

	Three months ended		Year ended
	September 30, 2017		December 31, 2017
	Low end	High end	Low end	High end
Net loss	$(6.6)	$(6.4)	$(21.9)	$(21.4)
Amortization of acquired intangibles	0.8	0.8	3.7	3.7
Stock-based compensation	4.0	4.0	10.1	10.1

Non-GAAP net loss	$(1.8)	$(1.6)	$(8.1)	$(7.6)

Weighted average common shares outstanding, basic and diluted	28,000,000	28,000,000	27,900,000	27,900,000

Net loss per share	$(0.24)	$(0.23)	$(0.79)	$(0.77)
Non-GAAP net loss per share	$(0.07)	$(0.06)	$(0.29)	$(0.27)

Net loss	$(6.6)	$(6.4)	$(21.9)	$(21.4)
Interest income (expense), net	(0.1)	(0.1)	(0.3)	(0.3)
Benefit from income taxes	—	—	—	—
Depreciation and amortization	2.4	2.4	10.3	10.3

EBITDA	(4.3)	(4.1)	(11.9)	(11.4)
Stock-based compensation	4.0	4.0	10.1	10.1

Adjusted EBITDA	$(0.3)	$(0.1)	$(1.8)	$(1.3)